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                                                                    EXHIBIT 23.5


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K of Lomak Petroleum, Inc. (the "Company") for the year ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus relating to the merger of Domain Energy Corporation into the Company included in the Registration Statement.




                                        H.J. GRUY AND ASSOCIATES, INC.


                                        /s/ MARILYN WILSON
                                        -------------------------------------
                                        Marilyn Wilson
                                        President and Chief Operating Officer



June 22, 1998